THE SOMERSET GROUP, INC.
                             135 North Pennsylvania Street
                             Suite 2800
                             Indianapolis, Indiana  46204


March 24, 2000

Dear Shareholder:

The Directors and Officers of The Somerset Group, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 26, 2000, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana.

We hope you plan to attend the annual meeting where we will review our past performance and our plans for the future.

The formal notice of the annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to assure that your votes on the business matters of the meeting will be recorded. Returning the proxy does not affect your right to vote in person on all matters brought before the meeting.


Sincerely,



Robert H. McKinney
Chairman








                          	THE SOMERSET GROUP, INC.
	                          135 North Pennsylvania Street
	                          Suite 2800
	                          Indianapolis, Indiana  46204

                   	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Somerset Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Somerset Group, Inc. will be held on Wednesday, April 26, 2000, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets Seventh Floor, Indianapolis, Indiana, to consider and take action on the following matters:

1.	Election of Directors.  The election of directors as set forth in the Proxy
Statement.

2.	Other Business.  The transaction of such other business as properly may come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on March 3, 2000 are entitled to vote at the meeting or any adjournment thereof.



By order of the Board of Directors




Sharon J. Sanford
Secretary


March 24, 2000






	IMPORTANT

PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                           	THE SOMERSET GROUP, INC.
                           	135 North Pennsylvania Street
                           	Suite 2800
                           	Indianapolis, Indiana  46204
                           	(317) 269-1285


                               	PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of The Somerset Group, Inc. (the ACorporation@) for use at the annual meeting of shareholders to be held on Wednesday, April 26, 2000, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana, and any adjournments thereof (the AAnnual Meeting@). The Notice of Annual Meeting of Shareholders, this Proxy Statement and accompanying form of proxy are first being sent or given to shareholders on or about March 24, 2000.

The election of directors will be determined by a plurality of the shares present in person or represented by proxy. The holder of each outstanding share of Common Stock is entitled to vote for as many persons as there are directors
to be elected.   Any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director.

A proxy in the enclosed form, if properly executed, duly returned to the Corporation and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to
herein.   If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented thereby on such matters in accordance with their best judgment. Other than the election of directors, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Execution of a proxy given in response to this solicitation will not affect a shareholder=s right to attend and to vote in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Corporation in writing or at the Annual Meeting or by providing a proxy bearing a later date.


	VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record as of the close of business on March 3, 2000 will be entitled to vote at the Annual Meeting. The Corporation has only one class of stock, its common stock, of which 2,804,105 shares were outstanding as of the close of business on March 3, 2000.

The following table shows, as of March 3, 2000, the number and percentage of shares of common stock owned beneficially by (i) each person who owned beneficially more than 5% of the issued and outstanding common stock of the Corporation and (ii) executive officers and directors as a group:

Name and Address                                                      Percent
of Beneficial                               Amount and Nature of         of
Owner                                       Beneficial Ownership        Class

Robert H. McKinney
135 N. Pennsylvania St., Suite 2800
Indianapolis, Indiana 46204	                1,234,923(1)               42.8%

Marni McKinney
135 N. Pennsylvania St., Suite 2800
Indianapolis, Indiana 46204		          1,234,923(1)               42.8%

Marvin C. Schwartz
c/o Neuberger & Berman
605 Third Avenue
New York, New York 10158                        186,718(2)                6.5%

All executive officers and directors
as a group (11 persons)		                1,537,712(3)               52.4%


Unless otherwise noted, the above named persons have sole voting power and sole investment power.

(1)	These shares are beneficially owned by a group consisting of Robert H.
McKinney and Marni McKinney. Robert H. McKinney is deemed to be a beneficial owner as specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the AExchange Act@), of 556,233 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney and Kevin K. McKinney. The total held by the group also includes 63,230 shares owned directly by Mr. McKinney, 28,362 shares owned of record by his wife, and 29,188 shares subject to options granted under the Corporation=s Stock Incentive Plans. The total held by the group also includes 477,038 shares held in two irrevocable trusts of which Marni McKinney is the Trustee and which were established by Mr. McKinney for the benefit of his children. The above number also includes 36,840 shares which Ms. McKinney owns individually and 44,032 shares subject to options granted under the Corporation=s Stock Incentive Plans.

(2)	This information is taken from the Schedule 13D Report dated February 26,
1992, and filed by the shareholder with the Securities and Exchange Commission concerning shares held by it. It does not reflect any changes in those shareholdings which may have occurred since the date of such filing.

(3)	Includes 101,097 shares subject to options granted under the Corporation=s
Stock Incentive Plans and 29,697 shares subject to options granted under the 1991 Director Stock Option Plan.



	PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Three directors are to be elected. Douglas W. Huemme, Malcolm Archibald Leslie and Kevin K. McKinney have been nominated for a term of three years and until their successors are elected and qualified. Those three persons are members of the present Board of Directors. The other directors listed in the table below will continue in office until expiration of their terms. If, at the time of the 2000 Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The Board of Directors unanimously recommends the election of the following nominees:


Name, Age, Principal                        Common Stock
Occupation(s) and                           Beneficially        Percent
Business Experience               Director   Owned on             of
During Past 5 Years                Since    March 3, 2000       Class



The NOMINEES for election are:

Douglas W. Huemme, Age 58	      1990      14,066 (1)         (2)
Chairman and Chief Executive
Officer, Lilly Industries, Inc.,
industrial coatings; Director,
Meridian Mutual Insurance Co.
and Alltrista Corporation;
formerly Vice President and
Group Executive - Chemicals
Group, Whittaker Corporation.


Malcolm Archibald Leslie, Age 50   1997        4,689(3)          (2)
Private investor; formerly General
Partner of CID Equity Partners,
private venture capital firm;
formerly Director -
International Treasury, Cummins
Engine Company, Inc., manufacturer of
diesel engines.


Kevin K. McKinney, Age 42	     1990        25,917(4)          (2)
Vice President of the Corporation;
Publisher of NUVO Newsweekly
and Chairman and President of
NUVO, Inc.; formerly President,
Mid America Media; formerly
Chairman, Indianapolis Extra, Ltd.




Name, Age, Principal                        Common Stock
Occupation(s) and                           Beneficially        Percent
Business Experience             Director     Owned on             of
During Past 5 Years              Since      March 3, 2000       Class



Directors whose terms expire
in 2001:


Gary L. Light, Age 62             1997        5,689(3)            (2)
President, E.V.A. Investors, Inc.;
formerly Vice Chairman and Chief
Financial Officer of Sofmor Danck,
Inc.


Robert H. McKinney, Age 74	      1985     1,234,923(3)        42.8%
Chairman of the Corporation;
Chairman of First Indiana Corporation;
Chairman of the Executive Committee,
First Indiana Bank; formerly, Chief
Executive Officer of the Corporation
and Chief Executive Officer of First
Indiana Corporation; retired Partner
of Bose McKinney & Evans, attorneys;
Director of First Indiana Corporation;
Chairman, Federal Home Loan Bank
Board (1977-1979).


Michael L. Smith, Age 51          1988       14,222(6)             (2)
Executive Vice President and Chief
Financial Officer, Anthem, Inc., a
health benefits management company;
Director 	of First Indiana
Corporation, FinishMaster, Inc.
and First Internet Bank of
Indiana; formerly Senior Vice
President, Finance, Anthem, Inc.;
Chief Operating Officer and Chief
Financial Officer of American
Health Network; President of
Somerset Financial Services, a
division of the Corporation; and
Chairman, Director, President and
Chief Executive Officer, Mayflower
Group, Inc., diversified
transportation services.


Directors whose terms expire
in 2002:

Patrick J. Early, Age 42       1998           59,639(7)              2.0%
President and Chief Operating
Officer of the Corporation and
President of Somerset Financial
Services, a Division of the
Corporation; formerly President of
Whipple & Company; Certified
Public Accountant, Certified
Financial Planner, and Personal
Financial Specialist.



Name, Age, Principal                         Common Stock
Occupation(s) and                            Beneficially        Percent
Business Experience          Director         Owned on             of
During Past 5 Years           Since          March 3, 2000       Class

William L. Elder, Age 77	 1986           136,376(8)         4.6%
Director of Chamber of Commerce
Building Corp.; Formerly Chairman
of Southern Indiana Commerce
Corporation; formerly President
of Southern Indiana Railway,
Inc.; formerly Director of
Merchants National Corporation, a
bank holding company, and Merchants
National Bank and Trust Company.


Marni McKinney, Age 43	        1987        1,234,923(9)         42.8%
Vice Chairman and Chief Executive
Officer of the Corporation; Vice
Chairman, Director and Chief
Executive Officer of
First Indiana Corporation and
Chairman of First Indiana Bank;
formerly President and
Chief Executive Officer of the
Corporation (1996-1999);
formerly President and Chief
Operating Officer of the
Corporation (1993-1995);
formerly Vice President and
Director of Strategic Planning of,
First Indiana Bank; formerly Vice
President of First Indiana
Corporation.



______________

(1)	Includes 7,815 shares subject to options granted under the 1991 Director
    Stock Option Plan.

(2)	The number of shares represents less than 1% of the outstanding shares of the Corporation.

(3)	Includes 4,689 shares subject to options granted under the 1991 Director
    Stock Option Plan.

(4)	Includes 18,665 shares owned directly and 7,252 shares subject to options granted under the Corporation=s Stock Incentive Plans. Mr. McKinney is a son of Robert H. McKinney and a brother of Marni McKinney.

(5)	See note (1) to the table under heading AVoting Securities and Principal
    Holders Thereof@ above.

(6)	Includes 7,970 shares which Mr. Smith owns individually and 6,252 shares subject to options granted under the 1991 Director Stock Option Plan.

(7)	Includes 54,639 shares which Mr. Early owns individually and 5,000 shares subject to options granted under the Corporation=s Stock Incentive Plans.

(8)	Includes 130,124 shares which Mr. Elder owns individually and 6,252 shares subject to options granted under the 1991 Director Stock Option Plan.

(9)	See note (1) to the table under heading AVoting Securities and Principal
    Holders Thereof@ above. Ms. McKinney is a daughter of Robert H. McKinney and a sister of Kevin K. McKinney.


The Board of Directors met ten times during the Corporation=s last fiscal year.
 All directors attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

Nominees for election as a director of the Corporation are selected by the Board of Directors.

	Certain Committees of the Board of Directors

Among other committees, the Board of Directors has an Audit Committee and a Compensation Committee.

The functions of the Audit Committee are: (1) to review audits of the accounting records of the Corporation and its financial statements performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statements and internal controls, (3) to recommend to the Board the engagement or discharge of the independent auditors and (4) to perform such other functions as the committee deems necessary or desirable. The members of the Audit Committee are: Gary L. Light (Chairman), William L. Elder and Malcolm A. Leslie. The Committee met twice during the last fiscal year of the Corporation.

The functions of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation, including stock and other incentives, of the officers and key employees of the Corporation and its subsidiaries, and to review other policy matters. The members of the Compensation Committee are: William L. Elder (Chairman), Douglas
W. Huemme and Michael L. Smith. The committee met twice during the last fiscal year of the Corporation.

	Compensation of Directors

During the Corporation=s last fiscal year, directors who are not salaried officers received a quarterly fee of $1,500 per quarter, a fee of $750 for each Board meeting attended, and a fee of $400 for each Board committee meeting attended.

The Corporation=s 1991 Director Stock Option Plan provides for the issuance of non-qualified options to purchase 1,563 shares to each outside director of the Corporation on August 14, 1991 and thereafter on the date of each annual meeting of shareholders. No option is exercisable during the period of one year following the date of grant of such option, and options granted under the plan must specify an exercise price of not less than 100% of the market price of the shares at the date of grant.

	Certain Transactions


	In 1996, the Corporation purchased from First Indiana Bank (the" Bank") all of the outstanding capital stock of One Investment Corporation (AOne Investment@), a wholly-owned subsidiary of the Bank that owned all of the outstanding capital stock of One Insurance Agency, Inc. ("One Insurance").  As a result of this transaction, and through a multi-year operating agreement that the Corporation entered into with First Indiana Corporation and the Bank, the Corporation is
providing non-FDIC-insured investment and insurance products and services to the
Bank's customers, and the Bank is focusing its efforts on delivering traditional banking services.  During the year ended December 31, 1999, the Corporation paid to the Bank $113,350 in accordance with the terms of the purchase agreement and the operating agreement.  Robert H. McKinney and Marni McKinney are officers, directors and shareholders of First Indiana Corporation and/or the Bank, the
Corporation is a substantial shareholder of First Indiana Corporation, and
Michael L. Smith is a director of First Indiana Corporation and the Bank.

	EXECUTIVE COMPENSATION

The following Report of the Compensation Committee, as well as the following Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation=s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee on Executive Compensation

Policy and Performance Measures

The Compensation Committee endeavors to compensate the Corporation=s executive officers fairly with a view toward attracting, retaining and motivating highly-qualified individuals. This objective is balanced carefully against that of increasing and preserving shareholder value.

To that end, in determining executive officer compensation, the Compensation Committee considers the revenue, profitability and return to shareholders for the Corporation generally, as well as various measures of the Corporation=s and individual executive officers= performance. Specifically, the committee considers return on equity employed in the Corporation=s various operations, growth in revenues, and return on revenues. The Compensation Committee views these factors in total, and does not assign greater or lesser weight to any one measure of performance.

Executive officer compensation, like that of other of the Corporation=s employees, is comprised of a base salary and incentives tied to the profit-ability of the Corporation. Base salaries are established by taking into consideration the factors outlined above, as well as individual performance, and salaries and incentives offered by other companies to their professional service providers and executives. Information regarding compensation provided by other companies is compiled by the members of the Compensation Committee informally, through service as directors for other companies, and through general knowledge received by virtue of their status as leaders in the professional community generally.

Incentive compensation is provided in the form of year-end contributions to all employees' accounts in the Corporation=s Profit Sharing and 401(k) Savings Plan, the amount of which are determined depending on the profitability of the Corporation. Additionally, the Compensation Committee typically considers granting stock options to various executive officers, including the Named Executive Officers, on a yearly basis. Stock options were granted to certain executive officers in 1999. The Compensation Committee views the grant of stock options as an important tool for encouraging executive officers to strive to increase shareholder value, as all compensation derived from the stock options will be tied directly to the performance of the Corporation's stock.



CEO Performance

Ms. McKinney serves as the Chief Executive Officer of the Corporation. Like the salaries of the Corporation=s other executive officers, Ms. McKinney=s salary is derived from an evaluation of her individual performance and salaries paid to others holding positions with other companies commensurate to Ms. McKinney=s. Additionally, since Ms. McKinney's efforts have a significant impact on the Corporation's long-term achievement, special emphasis is placed on measures of the Corporation's performance, including return on equity, growth in revenues, and return on revenues. Also, the Compensation Committee meets separately with the Chairman for his candid evaluation of Ms. McKinney's performance during the preceding year and her contributions to the performance of the Corporation. The Corporation's performance with regard to these measures in 1998 resulted in an increase in Ms. McKinney's salary for 1999.

Compensation Committee
William L. Elder, Chairman
Douglas W. Huemme
 Michael L. Smith



[The remainder of this page is intentionally left blank]

Performance Graph

The following line graph compares the cumulative total shareholder return on the common stock of the Corporation over the last five fiscal years with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of the NASDAQ Financial Stocks Index over the same period.


          Dec  June Dec. June Dec. June Dec. June Dec. June Dec.
          1994 1995 1995 1996 1996 1997 1997 1998 1998 1999 1999

The       $100 $109 $142 $201 $205 $305 $413 $448 $335 $412 $396
Somerset
Group,
Inc.


NASDAQ    $100 $125 $141 $160 $174 $195 $213 $258 $300 $367 $542
Stock
Market
Index


NASDAQ    $100 $118 $145 $154 $186 $225 $284 $293 $276 $304 $272
Financial
Stocks
Index



*	Assumes that the value of the investment in the Corporation=s stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.



Summary

The following table sets forth the compensation awarded to, earned by, or paid during the last three fiscal years to the chief executive officer and the three executive officers other than the chief executive officer whose cash compensation in 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

	Summary Compensation Table

                                               Long-Term Compensation
Annual Compensation                                         Awards
Name and                                        Restricted  Securities   All
Principal                           Other Annual  Stock     Underlying  Other
Position    Year  Salary   Bonus    Compensation  Awards    Options # mpensation


Marni        1999 110,133      --        --        --        8,000   $6,804(2)
McKinney(1)  1998 100,000      --    31,000        --        4,000    7,691
President    1997  80,000  20,000    58,288        --        6,250    4,800
and Chief
Executive
Officer


Patrick J.   1999 222,008      --        --        --        5,000(5)11,998(2)
Early(1)(3)  1998 227,500      --        --        --        2,500   10,442
President
of Somerset
Financial
Services
Division


Robert S.    1999 183,767      --       --         --        5,000(5) 9,813(2)
Kaspar(4)    1998 176,166      --       --         --        2,500    9,420
Executive    1997 109,560  10,000       --         --        3,125    7,096
VicePresident,
Business
Development


Joseph M.    1999 108,400   5,000       --         --        5,000(5) 5,712(2)
Richter      1998 100,951      --       --         --        2,500    7,362
Executive    1997  97,846   6,000       --         --        4,375    7,512
Vice President,
Finance and
Treasurer

__________________

(1) 	Effective January 16, 2000, Ms. McKinney became Vice Chairman and Chief
Executive Officer of the Corporation, and Mr. Early became President and Chief Operating Officer. These two officers held the offices shown in this table during 1999.

(2)	Consists of (i) the Corporation's contributions to the Corporation's retirement plan during 1999 for the accounts of Ms. McKinney, Mr. Early, Mr. Kaspar, and Mr. Richter in the amounts of $5,804, $9,850, $8,013 and $4,752, respectively, and (ii) the Corporation's matching contributions to the Corporation's Employee Stock Purchase Plan during 1999 for the accounts of Ms. McKinney, Mr. Early, Mr. Kaspar, and Mr. Richter in the amounts of $1,000, $2,148, $1,800 and $960, respectively.

(3) 	Mr. Early was employed by the Corporation beginning on January 20, 1998.
Accordingly, no compensation information is given for Mr. Early as to 1997.

(4)	Mr. Kaspar resigned to pursue other opportunities effective January 16,
2000.

(5)	Options for 2,500 of the shares specified here for each of Messrs. Early,
Kaspar and Richter were originally granted in 1998 and disclosed in the Corporation's 1999 Proxy Statement, but were amended and repriced in 1999. See "Report of the Compensation Committee on Option Repricings" for more information.

Stock Options

The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the last fiscal year. The Potential Realizable Value columns on the right of this table assume that the value of the underlying stock will appreciate each year at the specified percentages.

	OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                 Potential Realizable
                                                                 Value at Assumed
                                                                 Annual Rates of Stock
                                                                 Price Appreciation
                                                                 for Option Term

                 Number of    % of Total
                 Securities   Options to
                 Underlying   Employees  Exercise or
                 Options      in Fiscal  Base Price  Expriation
 Name            Granted      Year 1999  ($/Share)     Date            5%         10%


Marni McKinney   2,449         4.0%      $16.375    2-16-09       $25,219     $63,836
                 5,551         9.1%       18.01     2-16-04        16,036      46,406

Patrick J.       2,500         4.1%       16.375    2-16-04        11,310      24,993
Early

Robert S.        2,500         4.1%       16.375    2-16-04        11,310      24,993
Kaspar

Joseph M.        2,500         4.1%       16.375    2-16-04        11,310      24,993
Richter

The following table sets forth on an aggregate basis each exercise of stock options during fiscal year 1999 by each of the Named Executive Officers and the 1999 year-end value of the unexercised options of each such executive officer.

                      	AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            	AND
                               	FISCAL YEAR-END OPTION VALUES

                                 Number of Securities     Value of Unexercised
                                 Underlying Unexercised   In-the-Money Options
                                 Options at FY-End        at FY-End
                Shares
              Acquired on
Name            Exercise  Value
                   #      Realized  Exercisable  Unexercisable  Exercisable  Unexercisable

Marni
McKinney           --        --        34,481        9,551      $282,003       $6,189

Patrick J.
Early              --        --           --         5,000           --        13,750

Robert S.
Kaspar             --        --         3,125        5,000         5,454       13,750

Joseph M.
Richter            --        --        10,625        5,000        64,678       13,750


     Report of the Compensation Committee on Option Repricings

In February 1999, the Compensation Committee reviewed the status of certain stock options held by the Corporation's executive officers and employees under the 1998 Stock Incentive Plan. At that time, the committee noted that as a result of a decline in the quoted market price of the Corporation's common stock, options granted on February 18, 1998 bore exercise prices in excess of the current market price for the Corporation's common stock.

It has been, and continues to be, the philosophy of the Corporation to provide stock options and similar incentives as a tool to attract and retain talented, quality employees, and to provide performance incentives to those employees.
The Compensation Committee recognizes that the Corporation faces keen competition for its professionals, managers and other employees, and that the failure to provide competitive equity-based compensation could require the Corporation to pay significantly higher cash salaries and bonuses to attract and retain personnel - which could adversely affect the Corporation=s stock price. Thus, in order to restore the incentive nature of those outstanding options possessing an exercise price in excess of the market price, the Compensation Committee recommended to the full Board of Directors, and the Board of Directors unanimously approved, a repricing of certain options previously granted on February 18, 1998.

As a result of this action, options for 51,813 shares held by three executive officers and 21 employees were amended so their terms would directly correspond to the terms of the additional options granted on February 17, 1999. When originally granted, the repriced options bore an exercise price of $23.625 and expired on February 18,2003. As amended, the repriced options bear an exercise price of $16.375, which is equal to the market price on February 17, 1999, the date of repricing, and expire on February 17, 2004. Additionally, the vesting schedules for the repriced options were amended so that any progress toward vesting attained since the date of original grant was lost.

	[The remainder of this page is intentionally left blank]


The following table sets forth a description of the repricing of options held by certain of the Named Executive Officers. The options granted under the 1998 Stock Incentive Plan to Ms. McKinney were not repriced.

                               	OPTION REPRICINGS(1)

                    Number of   Market                                Length of
                    Securities  Price of      Exercise                Original Term
                    Underlying  Stock at      Price at                Remaining at
                    Options     Time of       Time of       New       Date of
                    Repriced    Repricing or  Repricing or  Exercise  Repricing
            Date    or Amended  Amendment     Amendment     Price     Amendment (2)

Patrick J.
Early      2-19-99     2,500      $16,375     $23.625      $16.375     48 months

Robert S.
Kaspar     2-19-99     2,500       16,375      23.625       16.375     48 months

Joseph M.
Richter    2-19-99     2,500       16,375      23.625       16.375     48 months

(1) The Corporation has not repriced options at any time prior to 1999.

(2) 	The term of the options was extended on the date of repricing to match the original five-year period, and the vesting schedule was extended on the date of repricing to match the original vesting period.

                    	Compensation Committee
                    	William L. Elder, Chairman
                    	Douglas W. Huemme
                    	Michael L. Smith

Employment Agreement with Mr. Early

Mr. Early is the only Named Executive Officer party to an employment agreement with the Corporation. This agreement specifies Mr. Early=s duties and compensation, and provides protection to the Corporation by inclusion of noncompetition and confidentiality provisions. Mr. Early is also party to a separate noncompetition agreement with the Corporation.

                        	SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next annual meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that meeting no later than November 27, 2000. Any such proposals should be sent to the attention of the Secretary of the Corporation. Shareholder proposals not included in the Corporation=s 2001 proxy solicitation materials must, in order to be considered at the 2001 Annual Meeting, be submitted in writing to the Secretary of the Corporation at least sixty days before the date of the 2001 Annual Meeting, or, if the 2001 Annual Meeting is held prior to March 27, 2001, within ten days after notice of the Annual Meeting is mailed to shareholders. The Board of Directors of the Corporation will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 2001 proxy solicitation materials or consideration at the 2001 Annual Meeting.


	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of the Corporation=s officers, and its directors and persons who own more than 10% of the Corporation=s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that during 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

	FINANCIAL STATEMENTS AND OTHER INFORMATION

The Corporation=s financial statements for the fiscal year ended December 31, 1999, were audited by KPMG LLP (AKPMG@). Representatives of KPMG are expected to attend the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Annual Report of the Corporation for the year ended December 31, 1999, including audited financial statements, has been mailed to the shareholders. The Annual Report is not to be considered as proxy solicitation material.

	OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

	EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing the proxy form and material used in the solicitation of proxies will be paid by the Corp-oration. The solicitation will not be made by specially engaged employees or paid solicitors. In addition to the use of the mails, solicitation may be made by employees of the Corporation by telephone, telegraph, cable or personal interview.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Therefore, shareholders who do not expect to attend in person are urged to execute and return the proxy.

For the Board of Directors


Sharon J. Sanford
Secretary
March 24, 2000